CONSULTING AGREEMENT


         This Consulting Agreement is made effective this 30 day of August, 1995 by and between A-Z Professional Consultants, Inc. (hereinafter "Consultant") a Utah corporation with offices at 268 West 400 South, Suite 310, Salt Lake City, Utah 84101, and The Canton Industrial Corporation, Inc., a Nevada corporation (hereinafter "Client" or "Canton") with offices at 268 West 400 South, Suite 300, with respect to the following:

                                    RECITALS

         WHEREAS, Consultant is in the business of providing marketing and general business consulting services to privately held and publicly-held corporations, and has successfully provided said services in the past on behalf of Canton; and

         WHEREAS, Client desires to retain Consultant to provide advice and to consult with Client's management concerning its growth strategy, potential business relations,  its financial  relations,  public relations,  communication
relations,   general  obligations,  and  other  matters  connected  to  Client's business.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

         1.       Engagement of Consultant.

         Client hereby retains Consultant to assist it by: (a) introducing Client to potential business partners; (b) introduce Client to potential acquisition or merger candidates in the form of business opportunities known to Consultant; (c) investigate and make recommendations to Client relating to the purchase, management, financing and acquisition of real property and business opportunities; (d) provide information and counsel relative to procurement of information, and assets through barter exchanges; and, (e) assisting Client in the development of a practical and effective financial public relations program, including but not limited to the following:

                  *  Introduction  to  the  Client  of  business  opportunities, acquisition of assets opportunities, merger candidates currently known to Consultant, or providing information by Consultant which is directed at increasing Client's overall value;

                  * Searching for acquisitions of operations and assets which may aid Client in becoming a more profitable concern; and

                  * Assisting Client in formulation of responses to requests for information from Investment Advisory Newsletters, which actual responses shall be made by Client.

         And Consultant shall additionally  provide any services that the Client
shall  request  from  time  to  time,  all  of  which  foregoing   services  are
collectively referred to herein as the "Consulting Services."

         2.       Compensation.

         A. Client shall pay Consultant a monthly consulting fee of 40,000 shares of 144 restricted common stock of The Canton Industrial Corporation, which may be registered under an S-8 or other available registration.

         B. Client will provide Consultant with reasonable office space (as determined by the Board), along with secretarial services at no cost to Consultant during the term of this agreement.

         C. Consultant shall receive a commission of 10% on any transactions (whether said transactions are in cash or kind) which Consultant is instrumental in bringing into the company, when and as actually received by the Client.

         3.       Term of Agreement, Extensions and Renewals.

         This Consulting Agreement shall have an initial term of one (1) year (the "Initial Consulting Period") from the date above written. Thereafter, this Agreement may be extended on a month to month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. Notice of an extension shall be made by giving written notice, at least ten (10) days prior to the end of the Initial Consulting Period, or any subsequent extension period. In the event of termination neither party shall have any further rights or obligations hereunder after the effective date of such termination except for the obligation of Client to reimburse the reasonable costs and expenses of Consultant, which shall continue until paid in full by Client.

         4.       Termination of Agreement by the Client.

         Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement if any of the following events occur:

                  A. Failure to Follow Instructions. Client can terminate this Agreement upon approval of a simple majority the Board of Directors, if the Consultant fails to follow Client's instructions. Client must advise Consultant that the Consultant's actions or inactions are unacceptable and give Consultant a reasonable time (30 days) to comply. If Consultant fails to comply, or at a later time makes the same unacceptable action or inaction it can be terminated hereunder by Client's service of notice of termination to Consultant.

                  B. Breach of Consultant's Duties. Client can terminate this Agreement if, in the sole judgment of the Board of Directors, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts include, but are not limited to, dishonesty, illegal activities, activities harmful to the reputation of the Client, or activities which may create civil or criminal liability for the Client.

                  C. Sale of Clients Assets. The sale of substantially all of Client's assets to a single purchaser or group of associated purchasers.

                  D. Termination of Client's Business. Client's bona fide decision to terminate its business and liquidate its assets.

                  E. Consultant's incapacity to perform. Consultant's agreement shall remain in full force and effect for the duration of this Agreement. However, if Consultant is unable to provide his services during any time this Agreement covers, payments attributable or otherwise payable to Consultant under the terms and conditions of this Agreement shall be temporarily abated, and void during the period of Consultant's incapacity, and shall not be subject to a future claim.

         5.       Confidential Information.

         In consideration for the Client entering into this Agreement, Consultant agrees that certain items and methods of business used in the Client's business are secret, confidential, unique, and valuable. Both parties agree much of the information described in this paragraph has been produced by the joint efforts of the parties, at great cost and over a long period of time. The parties agree that disclosure of any proprietary, non public information to anyone other than Client's officers, agents, or authorized employees will cause Client irreparable injury. Said proprietary and "inside information" includes, but is not limited to:

                  A. Non public financial information,  accounting  information,
                  plans  of  operations,   and  plans  of  possible  mergers  or
                  acquisitions prior to the public announcement;

                  B. Customer lists, call lists, consultant lists, business contact lists and other confidential customer data; or

                  C. Memoranda, notes, records concerning the technical, legal and procedural processes conducted by Client.

         6.       Due Diligence.

         Client  has  heretofore   supplied  and  delivered  to  Consultant  all
requested information relating to its business, so as to enable Consultant to verify or substantiate any information necessary to enter into this agreement.

         7.       Best Efforts Basis.

         Consultant agrees that it will at all times faithfully and to the best of its' experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts may be predicated on Client's assets and operating results.

         8.       Client's Right to Approve Transactions.

         Client expressly retains the right to approve of disapprove, in its sole discretion, each and every transaction introduced by Consultant that involves Client as a party to any agreement, including a sale of all or substantially all of its assets. Consultant and Client mutually agree that Consultant is not authorized to enter into any agreements on behalf of Client.

         9. Client Under No Duty or Obligation to Accept or Close on any Transactions.

         It is mutually understood and agreed that Client is not obligated to accept or close any promotional proposal, financing arrangements, purchase agreements, or acquisition or merger transactions submitted by Consultant to Client.

         10.      Place of Services.

         The Consulting Services contemplated to be performed by Consultant pursuant to this Agreement will be performed through Consultant's offices, however, it is understood and expected that Consultant may make contacts with persons and entities in any other places deemed appropriate by Consultant. Additionally, since time is of the essence in many of the transactions Client undertakes, Client agrees to provide Consultant with office space, if reasonably available, wherever Client may located it's offices from time to time.

         11.      Costs and Expenses.

         Consultant shall be reimbursed for all reasonable pre-approved out-of-pocket expenses, filing fees, copy and mailing expenses, and credit card expenses that Consultant may incur on Clients behalf in performing Consulting Services under this Agreement.

         12.      Work Stoppage or Early Termination.

         Notwithstanding anything to the contrary contained herein, Client shall have the right at any time to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder.

         13.      Non-Exclusive Services.

         Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity so long as this does not constitute a usurpation of a corporate opportunity or an undisclosed conflict of interest. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant will advise Client of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

         14.      All Prior Agreements Terminated.

         This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant, and all prior agreements and understandings with respect thereto are hereby terminated and shall be of no force effect.

         15.      Representations and Warranties of Client.

         Client hereby represents and warrants to Consultant that:

                  A. Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted.

                  B. Financial Statements. Client has or will cause to be delivered concurrent with the execution of this Agreement, copies of its Disclosure Documents (as defined below) which accurately set forth the financial condition of Client as of the respective dates of such documents.

                  C. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

         16.      Representations and Warranties of Consultant.

         Consultant hereby represents and warrant to Client that:

                  A. Prior Experience. Consultant has experience in the areas of the consulting services to be performed hereunder.

                  B. Information. No representation or warranty contained herein, nor any statement in any document, certificate or schedule furnished, or to be furnish pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact to the best of Consultants knowledge and belief.

                  C. Inside Information - Securities Laws Violations. In the course of the performance of his duties, Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that its use of such information to purchase or sell securities of Client, its subsidiaries or affiliates, or other parties with whom Client is transacting business, or to transmit such information to any other party with a view to buying, selling or otherwise dealing in Client's securities is prohibited by law and would constitute a breach of this Agreement and, notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement. Consultant agrees that if any violation occurs in regard to this section, it shall indemnify Client for any charges or claims made against Client as a result of said breach by Consultant.

                  D. Agreement does not contemplate corrupt practice, domestic or foreign. All payments under this Agreement constitute compensation for services performed under this Agreement, and all payments, and the use of said payments by Consultant, do not and shall not, constitute an offer, payment or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining, or directing business to Client or any person or other corporate entity. As used in this paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

                  E. Reliance upon Representations. The information provided pursuant to this Agreement may be relied upon by Client as true and correct as of the date of delivery of any shares received by Consultant as payment for services hereunder. Further, Consultant additionally represents that it understands that:

                     (i) the information contained herein will be relied upon for the purposes of Client entering into this Agreement; and

                     (ii) that the shares of Canton's Common Stock received by Consultant as payment for services hereunder, will not be registered or free trading shares. In this regard, Consultant represents and warrants that:

                         (a) Consultant will not sell, transfer or otherwise dispose of the Canton's Common Stock shares without the prior written consent of the Company, and only in compliance with applicable Federal and state securities acts, rules and regulations; and

                         (b) Consultant is fully aware of the applicable limitations on the resale of the Shares being acquired by Consultant; and

                         (c) by reason of Consultant's knowledge and experience with financial, securities and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this Agreement, and in bearing the economic risks of an investment in the shares obtained herein, as well as the economic risk involved in the company in general, and fully understands the speculative nature of such securities and the possibility of such loss; and

                         (d) the present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion the Shares to satisfy an existing or contemplated undertaking, need or indebtedness; and

                         (e) any and all certificates representing the shares, prior to registration of such shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following legend, if issued prior to the effectiveness of a Registration Statement, which Consultant has read and understands:

                         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 of the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                  G. Subsequent Events. Consultant will notify Client if, subsequent to the date hereof, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

                  H. Disclosure of Affiliation with Subsidiaries and/or Affiliates of Client. Consultant has heretofore disclosed that it is associated with, affiliated with, or has a 5% or greater ownership interest in several of the Client's subsidiaries, affiliates, and or other organizations with which Client conducts business transactions, or in which Client has an interest.

         17.      Consultant is Not an Agent or Employee.

         Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to be acting as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor, and in such capacity is responsible for all workmen's compensation coverage for its employees, all withholding taxes, and federal and state taxes. All final decisions with respect to the acts of Client, whether or not made pursuant to, or in reliance on, information or advice furnished by Consultant hereunder, shall be those of Client and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

         18.      Miscellaneous.

                  A. Authority. The execution and performance of this Agreement have been duty authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

                  B. Amendment. This Agreement may be amended or modified at any time, and in any manner, but only by an instrument in writing executed by the parties hereto.

                  C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided bylaw. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party, where required hereunder, to any act or occurrence, shall not be deemed to be a consent to any other act or occurrence.

                  D.       Assignment:

                     (i) Neither this Agreement nor any right created by it shall be assignable by either party;

                     (ii) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

                  E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Unites States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, provided that the communication is addressed:

                     (i) In the case of Consultant to:

                                    A-Z Professional Consultants, Inc.
                                    Richard Surber
                                    268 West 400 South, Suite 310
                                    Salt Lake City, Utah 84101
                                    Telephone: (801) 575-8047
                                    Facsimile: (801) 575-8092

                     (ii) In the case of Client, to:

                                    The Canton Industrial Corporation, Inc.
                                    Steven A. Christensen
                                    268 West 400 South, Suite 300
                                    Salt Lake City, Utah  84101
                                    Telephone: (801) 575-8073
                                    Facsimile: (801) 575-8340

                  or to such other person or address designated by Client or Consultant to receive notice.

                  F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

                  G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

                  H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions, unless such determination renders the Agreement void by reason of impossibility of performance.

                  I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Utah, the state in which this Agreement is being executed.

                  J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fee from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

                  K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  L. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

                  M. Further Actions. At and time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                  N. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

                  O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile a signed original of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the 5th day of December, NUNC PRO TUNC, August 30, 1995.

A-Z Professional Consultants, Inc.             The Canton Industrial Corporation


By: /s/ Richard Surber                         By: /s/ Steven A. Christensen
Richard Surber, President                      Steven A. Christensen, President